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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------


                                  FORM 8-K
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------




    Date of Report (Date of Earliest Event Reported):  December 15, 1996

                          JPS TEXTILE GROUP, INC.
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           (Exact Name of Registrant as Specified in its Charter)

                                  DELAWARE
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               (State or Other Jurisdiction of Incorporation)

           33-27038                                    57-0868166
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   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

   555 North Pleasantburg Drive, Suite 202,
          Greenville, South Carolina                           29607
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   (Address of Principal Executive Offices)                 (Zip Code)

                               (864) 239-3900
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)
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     ITEM 5:   OTHER EVENTS
               ------------

               JPS Textile Group, Inc. (the "Company") did not make scheduled November 15, 1996 interest payments of approximately $1.9 million on its 7% Subordinated Debentures due May 15, 2000 (the "7% Debentures" and, together with the Subordinated Notes referred to below, the "Outstanding Securities"). In addition, the Company did not make scheduled December 1, 1996 interest payments of (i) approximately $5.4 million on its Senior Subordinated Discount Notes due June 1, 1999 (the "Discount Notes"), and (ii) approximately $3.6 million on its 10.25% Senior Subordinated Notes due June 1, 1999 (the "10.25% Notes" and, together with the Discount Notes, the "Subordinated Notes").

               The failure to make the November 15, 1996 interest payments on the 7% Debentures constituted a default under the indenture governing the 7% Debentures, which default became an event of default under said indenture on December 15, 1996. The failure to make the December 1, 1996 interest payments on each of the Discount Notes and the 10.25% Notes constitutes a default under each of the respective indentures governing the Discount Notes and the 10.25% Notes, which defaults will become events of default on January 1, 1997 pursuant to the terms of said indentures unless the Company makes such interest payments on or before such date. The Company does not expect that it will be able to make such interest payments on or before January 1, 1997 and, accordingly, anticipates that such events of default will occur on such date.

               As a result of the event of default under the indenture governing the 7% Debentures, the holders of the 7% Debentures are entitled to accelerate the debt represented thereby, which would result in principal of approximately $54.1 million becoming immediately due and payable. Unless the defaults existing under the respective indentures governing the Subordinated Notes are cured on or prior to January 1, 1997, the holders of the Subordinated Notes will be entitled to accelerate the debt represented by such instruments, which would result in principal of approximately $109.2 million, in the case of the Discount Notes, and $76.8 million, in the case of the 10.25% Notes, becoming immediately due and payable. The Company does not have the ability to repay such indebtedness under the Outstanding Securities if the same were to be accelerated.

               The Company has engaged The Blackstone Group L.P. to act as its financial advisor in connection with a potential financial restructuring of the Company and to expeditiously reach an understanding with the holders of the Outstanding Securities.



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     In addition, at the request of the holders of a substantial majority in principal amount of the Outstanding Securities, the Company engaged Houlihan, Lokey, Howard & Zukin, Inc. and Fried, Frank, Harris, Shriver & Jacobson to represent such holders in connection with such a financial restructuring, for which representation the Company has agreed to pay. The Company is engaged in negotiations with such bondholders and their representatives in order to come to an understanding with respect to restructuring the terms of its debt securities. The Company is optimistic that it will be able to accomplish an overall financial restructuring. However, there can be no assurances that the negotiations with the holders of the Outstanding Securities will be successful.



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                                    SIGNATURE
                                    ---------


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JPS TEXTILE GROUP, INC.


     Date: December 20, 1996       By:  /s/ David H. Taylor
                                        -------------------------
                                        David H. Taylor
                                        Executive Vice President-Finance,
                                        Principal Financial Officer and
                                        Secretary













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